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                          STOCKHOLDER RIGHTS AGREEMENT

                                     between

                          CAPTEC NET LEASE REALTY, INC.

                                       and

                          NORWEST BANK MINNESOTA, N.A.,

                                 as Rights Agent

                                   Dated as of

                               September 17, 1999

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                                TABLE OF CONTENTS

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                                                                                                Page
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
Section 1.  Certain Definitions....................................................................1
Section 2.  Appointment of Rights Agent............................................................5
Section 3.  Issuance of Right Certificates.........................................................6
Section 4.  Form of Right Certificates.............................................................7
Section 5.  Countersignature and Registration......................................................8
Section 6.  Transfer, Split Up, Combination and Exchange of Right Certificates;
            Mutilated, Destroyed, Lost or Stolen Right Certificates................................9
Section 7.  Exercise of Rights; Exercise Price; Expiration Date of Rights.........................10
Section 8.  Cancellation and Destruction of Right Certificates....................................12
Section 9.  Reservation and Availability of Preferred Shares......................................12
Section 10. Preferred Share Record Date...........................................................13
Section 11. Adjustment of Exercise Price, Number and Kind of Shares or Number of
            Rights................................................................................14
Section 12. Certificate of Adjusted Exercise Price or Number of Shares............................21
Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power..................22
Section 14. Fractional Rights and Fractional Shares...............................................24
Section 15. Rights of Action......................................................................25
Section 16. Agreement of Right Holders............................................................25
Section 17. Right Certificate Holder Not Considered a Shareholder.................................26
Section 18. Concerning the Rights Agent...........................................................26
Section 19. Merger or Consolidation or Change of Name of Rights Agent.............................27
Section 20. Duties of Rights Agent................................................................27
Section 21. Change of Rights Agent................................................................29
Section 22. Issuance of New Right Certificates....................................................30
Section 23. Redemption............................................................................31
Section 24. Exchange..............................................................................31
Section 25. Notice of Certain Events..............................................................33
Section 26. Notices...............................................................................33
Section 27. Supplements and Amendments............................................................34
Section 28. Successors............................................................................35
Section 29. Determinations and Actions by the Board of Directors..................................35
Section 30. Benefits of this Agreement............................................................35
Section 31. Severability..........................................................................35
Section 32. Governing Law.........................................................................36
Section 33. Counterparts..........................................................................36
Section 34. Descriptive Headings..................................................................36
Section 35  Interpretation; Absence of Presumption................................................36

                            EXHIBITS

Exhibit A       Form of Certificate of Designation of Preferred Stock
Exhibit B       Form of Right Certificate
Exhibit C       Summary of Rights to Purchase Preferred Stock

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                          STOCKHOLDER RIGHTS AGREEMENT

              THIS STOCKHOLDER RIGHTS AGREEMENT (the "Agreement"), dated as of September 17, 1999, is made between CAPTEC NET LEASE REALTY, Inc., a Delaware corporation (the "Company"), and Norwest Bank Minnesota, N.A., a national banking association (the "Rights Agent").

                                    RECITALS:

              WHEREAS, the Board of Directors of the Company (the "Board of Directors") desires to provide stockholders of the Company with the opportunity to benefit from the long-term prospects and value of the Company and to ensure that stockholders of the Company receive fair and equal treatment in the event of any proposed takeover of the Company;

              WHEREAS, effective as of September 17, 1999, the Board of Directors (i) authorized and declared a dividend distribution of one Right (as defined herein) for each share of Common Stock (as defined herein) of the Company outstanding as of the close of business on October 11, 1999 (the "Record Date"), and (ii) authorized the issuance of one Right for each share of Common Stock issued (whether originally issued or sold from the Company's treasury) between the Record Date and the earlier of the Distribution Date or the Expiration Date (as defined herein), with each Right initially representing the right to purchase one one-thousandth of a share of Class A Series 1999-A Cumulative Preferred Stock, par value $.01 per share, of the Company having the rights, powers and preferences set forth in the Certificate of Designation, in the form of Exhibit A hereto, upon the terms and subject to the conditions hereinafter set forth (the "Rights");

              WHEREAS, the Company desires to appoint the Rights Agent to act as rights agent hereunder, in accordance with the terms and conditions hereof;

              NOW, THEREFORE, in consideration of the premises and the agreements herein set forth, the parties hereby agree as follows:

              Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

              (a) "Acquiring Person" means any Person who, together with all Affiliates and Associates of such Person, is the Beneficial Owner of 15% or more of the Common Stock then outstanding, but does not include (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan or compensation arrangement of the Company or of any Subsidiary of the Company, or (iv) any Person holding Common Stock organized, appointed or established by the Company or by any Subsidiary of the Company for or pursuant to the terms of any employee benefit plan or compensation arrangement described in Section 1(a)(iii), (the Persons described in clauses (i) through (iv) above are referred to herein as "Exempt Persons"). FREAM No. 17 LLC, a Delaware limited liability Company ("FREAM"), is not an Acquiring Person with respect to Common Stock (the "FREAM Shares") acquired or to be acquired under the Stock Purchase


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Option Agreement dated as of March 31, 1999 (the "Purchase Agreement"), and on
exercise of either the Exchange Option (as defined in the Purchase Agreement), (except to the extent that any acquisition or series of acquisitions under the Purchase Agreement, and the Exchange Option of less than 15% of the Common Stock, when combined with Common Stock then beneficially owned by FREAM (within the meaning of Section 1(d)(i) hereof, but excluding Common Stock beneficially owned by an Affiliate that is not an Associate of FREAM and without giving effect to Rule 13d-3(d) of the Rules under the Exchange Act), results in FREAM beneficially owning (as defined in the immediately preceding clause of this sentence) 15% or more of the Common Stock then outstanding.)

              Notwithstanding the foregoing, no Person will become an "Acquiring Person" as a result of an acquisition by the Company of shares of Common Stock that, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person from below 15% to 15% or more of the Common Stock then outstanding; however, if a Person becomes a Beneficial Owner of 15% or more of the Common Stock then outstanding by reason of share purchases by the Company and, after those share purchases are made, becomes the Beneficial Owner of any additional Common Stock (other than pursuant to a share split, share dividend or similar transaction) and immediately thereafter is the Beneficial Owner of 15% or more of the Common Stock then outstanding, then that Person will be an "Acquiring Person."

              Notwithstanding the foregoing, a Person is not an "Acquiring Person" if the Board of Directors determines that a Person who would otherwise be an "Acquiring Person," inadvertently acquired the Common Stock that would otherwise make the Person an "Acquiring Person," if that Person as promptly as practicable divests a sufficient number of shares of Common Stock so that Person is a Beneficial Owner of less than 15% of the Common Stock then outstanding.

              (b) "Adjustment Shares" has the meaning set forth in Section 11(a)(ii).

              (c) "Affiliate" and "Associate" have the respective meanings ascribed to those terms in Rule 12b-2 of the General Rules and Regulations (the "Rules") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of this Agreement, but no Person who is a director or officer of the Company will be considered an Affiliate or an Associate of any other director or officer of the Company solely as a result of his or her position as a director or officer of the Company.

              (d) A Person is the "Beneficial Owner" of, and is considered to "beneficially own," any securities:

                     (i) which that Person or any of that Person's Affiliates or Associates, directly or indirectly, beneficially owns (as determined pursuant to Rule 13d-3 of the Rules under the Exchange Act, as in effect on the date of this Agreement);

                     (ii) which that Person or any of that Person's Affiliates or Associates, directly or indirectly, has:


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                            (A)    the right to acquire (whether that right is
              exercisable immediately or only after the passage of time or upon the satisfaction of any conditions or both) pursuant to any agreement, arrangement or understanding (whether or not in writing) (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants, options, or otherwise; provided a Person will not be considered the "Beneficial Owner" of, or to "beneficially own," (1) securities tendered pursuant to a tender or exchange offer made by or on behalf of that Person or by or on behalf of any of that Person's Affiliates or Associates until those tendered securities are accepted for purchase or exchange; (2) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event; or (3) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event, which Rights were acquired by that Person or by any of that Person's Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a), Section 11(a)(i) or Section 22; or

                            (B) the right to vote pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this clause (B) if the agreement, arrangement or understanding to vote that security (1) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act and the rules promulgated thereunder, and (2) is not also then reportable by that Person on Schedule 13D or Schedule 13G under the Exchange Act (or any comparable or successor report); or

                            (C) the right to dispose of pursuant to any agreement, arrangement or understanding (whether or not in writing) (other than customary arrangements with and between underwriters and selling group members with respect to a bona fide public offering of securities); or

                     (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which that Person or any of that Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in Section 1 (d)(ii)(B)) or disposing of any securities of the Company; provided, (1) no Person engaged in business as an underwriter of securities will be considered the Beneficial Owner of any securities acquired through that Person's participation as an underwriter in good faith in a firm commitment underwriting until the expiration of 40 days after the date of that acquisition, and (2) no Person who is a director or an officer of the Company will be considered, as a result of his or her position as director or officer of the Company, the Beneficial Owner of any securities of the


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       Company that are beneficially owned by any Exempt Person or by any other director or officer of the Company.

              (e) "Business Day" means any day other than a Saturday, a Sunday, or a day on which banking institutions in the Ann Arbor, Michigan or New York, New York are authorized or obligated by law or executive order to close.

              (f) "Close of Business" on any date means 5:00 P.M., Ann Arbor, Michigan time, on that date, but if that date is not a Business Day, it means 5:00 P.M., Ann Arbor, Michigan time, on the next succeeding Business Day.

              (g) "Common Stock" means the common stock, par value $ .01 per share, of the Company or any other shares of capital stock of the Company into which the Common Stock is reclassified or changed.

              (h) "Capital Stock," when used with reference to any Person other than the Company organized in corporate form, means: (i) the capital stock or other equity interest in that Person with the greatest voting power, (ii) the equity securities or other equity interest having power to control or direct the management of that Person, or (iii) if that Person is a Subsidiary of another Person, the capital stock, equity securities or equity interest described in clauses (i) and (ii) in the Person or Persons which ultimately control the first-mentioned Person and which have outstanding any such capital stock, equity securities or equity interest; "Capital Stock," when used with reference to any Person not organized in corporate form, means units of beneficial interest that
(x) represent the right to participate generally in the profits and losses of that Person (including without limitation any flow-through tax benefits resulting from an ownership interest in that Person), and (y) are entitled to exercise the greatest voting power of that Person or, in the case of a limited partnership, have the power to remove or otherwise replace the general partner or partners.

              (i)    "Current Value" has the meaning set forth in Section
1l(a)(iii).

              (j)    "Distribution Date" has the meaning set forth in Section
3(a).

              (k)    "Exercise Price" has the meaning set forth in Section 4(a).

              (l) "Expiration Date" and "Final Expiration Date" have the respective meanings set forth in Section 7(a).

              (m) "Fair Market Value" means the value of any securities or other property determined in accordance with Section 11(d).

              (n) "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, business trust, government or political subdivision, unincorporated organization, or any other association or entity, and includes, without limitation, an unincorporated group of persons who, by formal or informal


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agreement, have taken any action with a common purpose, as well as any syndicate or group that may be considered a single "person" under Section 14(d)(2) of the Exchange Act.

              (o) "Preferred Stock" means the Class A Series 1999-A Cumulative Preferred Stock, par value $ .01 per share of the Company having the rights and preferences set forth in Exhibit A.

              (p)    "Preferred Stock Equivalents" has the meaning set forth in
Section 11(b).

              (q)    "Principal Party" has the meaning set forth in Section
13(b).

              (r)    "Redemption Price" has the meaning set forth in Section 23.

              (s)    "Section 11(a)(ii) Event" has the meaning set forth in
Section 11(a)(ii).

              (t) "Section 11(a)(ii) Trigger Date" has the meaning set forth in Section 11(a)(iii).

              (u)    "Section 13 Event" means any event described in clause (x),
(y) or (z) of Section 13(a).

              (v)    "Spread" has the meaning set forth in Section 1l(a)(iii).

              (w) "Stock Acquisition Date" means the date of the first public announcement (which for purposes of this definition includes, without limitation, the issuance of a press release or the filing of a publicly-available report or other document with the Securities and Exchange Commission or any other governmental agency) that a Person has become an Acquiring Person, whether that public announcement is made by the Company or otherwise.

              (x) "Subsidiary" of any Person means each entity of which that Person is the direct or indirect general partner or as to which that Person, directly or through one or more intermediary entities or Persons, has the right, in the absence of any contingencies, to elect a majority of the board of directors or other governing body or as to which that Person has the right to receive 50% or more of the economic value of any business or other activity in which that entity is engaged.

              (y) "Substitution Period" has the meaning set forth in Section 11(a)(iii).

              (z)    "Triggering Event" means any Section 11(a)(ii) Event or any
Section 13 Event.

              Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 are, prior to the Distribution Date, also the holders of shares of the Common Stock) in accordance with the terms and conditions set forth herein, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents


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as it may deem necessary or desirable. If the Company appoints one or more
Co-Rights Agents, the respective duties of the Rights Agent and any Co-Rights Agents will be as the Company determines.

              Section 3.    Issuance of Right Certificates.

              (a) From the date of this Agreement until the earlier of (i) the Close of Business on the tenth calendar day after the Stock Acquisition Date, or (ii) the Close of Business on the tenth Business Day after the date a tender or exchange offer by any Person, other than an Exempt Person, is first "published or sent or given" within the meaning of Rule 14d-4(a) of the Exchange Act, or any successor rule, if, upon consummation thereof, that Person would be the Beneficial Owner of 15% or more of the Common Stock then outstanding (including any date after the date of this Agreement and prior to the issuance of the Rights) (the earlier of (i) and (ii), the "Distribution Date"): (x) the Rights will be evidenced (subject to Section 3(b)) by the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for Common Stock will be considered also to be certificates for Rights) and not by separate certificates, and (y) the Rights will be transferable only in connection with the transfer of the underlying Common Stock. As soon as practicable after the Distribution Date, the Rights Agent will, at the Company's expense, send by first-class, postage prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company or the Company's transfer agent, one or more certificates, in substantially the form of Exhibit B (the "Right Certificates"), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein. If an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11(o), the Company may make the necessary and appropriate rounding adjustments (in accordance with Section 14(a)) at the time of distribution of the Right Certificates, so that Right Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. After the Close of Business on the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

              (b) With respect to certificates for the Common Stock issued prior to the Close of Business on the Record Date, the Rights will be evidenced by those certificates for the Common Stock on or until the Distribution Date (or the earlier redemption, expiration or termination of the Rights), and the registered holders of the Common Stock shall also be the registered holders of the associated Rights. Until the Distribution Date (or the earlier redemption, expiration or termination of the Rights), the transfer of any of the certificates for the Common Stock outstanding prior to the close of business on the date of this Agreement will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

              (c) As promptly as practicable following the Record Date, the Company will send a copy of a Summary of Rights to Purchase Preferred Stock in substantially the form of Exhibit C to each record holder of Common Stock as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company.

              (d) Certificates for all Common Stock issued after the Record Date, but prior to the earlier of the Distribution Date or the redemption, expiration or termination of the Rights,


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will be considered also to be certificates for Rights, and will bear a legend
(in addition to any other legends required by law or by the Company's governing documents), substantially in the form set forth below:

              This certificate evidences and entitles the holder hereof to certain Rights as set forth in a Stockholder Rights Agreement between Captec Net Lease Realty, Inc., a Delaware corporation (the "Company"), and Norwest Bank Minnesota, N.A., a national banking association, as rights agent (the "Rights Agent"), dated as of September 17, 1999 (the "Rights Agreement"), the terms of which are incorporated by reference herein and a copy of which is on file at the principal offices of the Company and the stock transfer administration office of the Rights Agent. The Company will mail a copy of the Rights Agreement without charge to the holder of this certificate within five days after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, the Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company may redeem the Rights at a redemption price of $0.01 per Right, subject to adjustment, under the terms of the Rights Agreement. Under certain circumstances, Rights issued to or held by Acquiring Persons or by any Affiliates or Associates thereof (as defined in the Rights Agreement), and any subsequent holder of such Rights, may become null and void. The Rights are not exercisable, and are void so long as held, by a holder in any jurisdiction where the requisite qualification to the issuance to such holder, or the exercise by such holder, of the Rights in such jurisdiction has not been obtained.

The Rights associated with the Common Stock represented by certificates containing the foregoing legend will be evidenced by those certificates alone until the Distribution Date (or the earlier redemption, expiration or termination of the Rights), and the transfer of any of those certificates will also constitute the transfer of the Rights associated with the Common Stock represented by those certificates. If the Company purchases or acquires any Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such Common Stock will be considered canceled and retired so that the Company is not entitled to exercise any Rights associated with the Common Stock that is no longer outstanding. The failure to print the foregoing legend on any certificate representing Common Stock or any defect therein will not affect in any manner whatsoever the application or interpretation of Section 7(e).

              Section 4.    Form of Right Certificates.

              (a) The Right Certificates (and the forms of assignment and election to purchase shares, and the forms of certificate and notice applicable thereto to be printed on the reverse of such certificates) will be substantially in the form of Exhibit B hereto and may have any marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may consider appropriate and as are not inconsistent with this Agreement, or as may be required to comply with any applicable law, rule or regulation or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to customary usage. The Right Certificates will be in a machine printable format and in a form reasonably satisfactory to the Rights Agent. Subject to Sections 11 and 22,


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the Right Certificates, whenever distributed, will be dated as of the Record
Date, will show the date of countersignature, and on their face will entitle the holders thereof to purchase such number of one one-thousandths of a share of Preferred Stock as are set forth therein at the price set forth therein (the "Exercise Price"), subject to adjustment to the number of shares and the Exercise Price.

              (b)    Any Right Certificate issued pursuant to Section 3(a) or
Section 22 that represents Rights beneficially owned by (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any Associate or Affiliate of an Acquiring Person) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding (whether or not in writing) regarding the transferred Rights, the Common Stock associated with such Rights or the Company, or (B) a transfer that the Board of Directors, in its sole discretion, has determined is part of a plan, arrangement or understanding that has as a primary purpose or effect the avoidance of Section 7(e); and any Right Certificate issued pursuant to Section 6, Section 11 or Section 22 upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, will bear the following legend:

              The Rights represented by this Right Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or an Associate of an Acquiring Person (as those terms are defined in the Rights Agreement). This Right Certificate and the Rights represented hereby may become null and void under certain circumstances as specified in Section 7(e) of the Rights Agreement.

The Company shall give notice to the Rights Agent promptly after it becomes aware of the existence and identity of any Acquiring Person or any Associate or Affiliate thereof. The Company shall instruct the Rights Agent in writing of the Rights that should be so legended. The failure to print the foregoing legend on any such Right Certificate or any defect therein will not affect in any manner whatsoever the application or interpretation of the provisions of Section 7(e).

              Section 5.    Countersignature and Registration.

              (a) The Right Certificates will be executed on behalf of the Company by its Chairman of the Board of Directors, or its President or any Vice President, and by its Treasurer or any Assistant Treasurer or by its Secretary or any Assistant Secretary, either manually or by facsimile signature. The Right Certificates will be manually countersigned by an authorized signatory of the Rights Agent and will not be valid for any purpose unless so countersigned, and such countersignature upon any Right Certificate will be conclusive evidence, and the only evidence, that such Right Certificate has been duly countersigned as required hereunder. If any officer of the Company who has signed any of the Right Certificates ceases to be such officer of


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the Company before countersignature by the Rights Agent and issuance and delivery by the Company, those Right Certificates, nevertheless, may be countersigned by an authorized signatory of the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be an authorized officer of the Company; and any Right Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, is an authorized officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement was not an authorized officer of the Company.

              (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at one of its offices designated as the appropriate place for surrender of Right Certificates upon exercise or transfer, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced by each of the Right Certificates and the date of each of the Right Certificates.

              Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.

              (a) Subject to Section 4(b), Section 7(e) and Section 14, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Right Certificate or Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Certificates, entitling the registered holder to purchase a like number of one one-thousandths of a share of Preferred Stock (or following a Triggering Event, Preferred Stock, Common Stock, cash, property, equity securities, debt securities, or any combination thereof) as the Right Certificate or Certificates surrendered then entitled such holder to purchase and at the same Exercise Price. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Certificates to be transferred, split up, combined or exchanged, with the form of assignment and certificate duly executed, at the office or offices of the Rights Agent designated for that purpose. Neither the Rights Agent nor the Company is obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder has completed and signed the certificate contained in the form of assignment on the reverse side of that Right Certificate and has provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company reasonably requests. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e) and Section 14, countersign and deliver to the Person entitled thereto a Right Certificate or Certificates, as the case may be, as so requested. The Company may require payment by the registered holder of a Right Certificate of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

              (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental


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thereto, and upon surrender to the Rights Agent and cancellation of the Right
Certificate, if mutilated, the Company will execute and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the lost, stolen, destroyed or mutilated Right Certificate.

              Section 7. Exercise of Rights; Exercise Price; Expiration Date of Rights.

              (a) Subject to Section 7(e), the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein), in whole or in part, at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Exercise Price for the total number of one one-thousandths of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) for which the surrendered Rights are then exercised, at or prior to the earlier of (i) the Close of Business on September 17, 2009 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed in accordance with Section 23, and (iii) the time at which such Rights are exchanged in accordance with Section 24 (the earlier of (i), (ii) and (iii), the "Expiration Date"). Except as set forth in Section 7(e) and notwithstanding any other provision (except Section 7(e)) of this Agreement, any Person who, prior to the Distribution Date, becomes a record holder of Common Stock may exercise all of the rights of a registered holder of a Right Certificate with respect to the Rights associated with such Common Stock in accordance with the provisions of this Agreement, as of the date such Person becomes a record holder of Common Stock.

              (b) The initial Exercise Price for each one one-thousandth of a share of Preferred Stock that can be purchased upon the exercise of a Right is $45.00, is subject to adjustment from time to time as provided in Section 11 and
Section 13, and is payable in lawful money of the United States of America in accordance with Section 7(c) below.

              (c) As promptly as practicable following the Distribution Date, the Company shall deposit with a corporation, trust, bank or similar institution in good standing, organized under the laws of the United States of America or any State of the United States of America, that is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by a federal or state authority (such institution is hereinafter referred to as the "Depository Agent"), certificates representing the Preferred Stock that may be acquired upon exercise of the Rights, and the Company shall cause such Depository Agent to enter into an agreement pursuant to which the Depository Agent shall issue receipts representing interests in the Preferred Stock so deposited. Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase and the certificate on the reverse side thereof duly executed, accompanied by payment of the Exercise Price for the shares to be purchased and an amount equal to any applicable transfer tax (as determined by the Rights Agent), in cash, or by certified check or bank draft payable to the order of the Company, the Rights Agent shall, subject to Section 20(k), thereupon promptly
(i) requisition from the Depository Agent (or make available, if the Rights Agent is the Depository Agent) depository receipts or certificates for the number of one one-thousandths of a share of Preferred Stock to be purchased and the Company hereby irrevocably authorizes the Depository Agent to comply with all such requests, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of issuance of fractional shares in accordance with Section 14, (iii) promptly after receipt of such certificates or depository receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and (iv) after receipt promptly deliver such cash to or upon the order of the registered holder of such Right Certificate. If the Company is obligated to issue other securities (including Common Stock) of the Company, pay cash or distribute other property pursuant to Section 11(a), the Company will make all arrangements necessary so that such other securities, cash or other property are available for distribution by the Rights Agent, if and when appropriate. The payment of the Exercise Price may be made in cash or by certified or bank check payable to the order of the Company, or by wire transfer of immediately available funds to the account of the Company (if notice of such wire transfer is given to the Rights Agent by the holder of the related Right).

              (d) If the registered holder of any Right Certificate exercises less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised will be issued by the Rights Agent and delivered to the registered holder of such Right Certificate or to his duly authorized assigns, subject to Section 14.

              (e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event or Section 13 Event, any Rights beneficially owned by (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any Associate or Affiliate of an Acquiring Person) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any Associate or Affiliate of an Acquiring Person) who becomes a transferee prior to or concurrently with the Acquiring Person becoming an Acquiring Person and receives those Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in that Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights, the Common Stock associated with such Rights or the Company, or (B) a transfer that the Board of Directors, in its sole discretion, has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), will be null and void without any further action and no holder of such Rights will have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company will use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) are complied with, but will have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determination with respect to an Acquiring Person or any Affiliate or Associate of an Acquiring Person or any transferee of any of them hereunder.

              (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company is obligated to undertake any action with respect to a registered holder of Rights upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder has (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise, and (ii) provided all additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

              Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange will, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, will be canceled by it, and no Right Certificates will be issued in lieu thereof except as expressly permitted by any provision of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company.

              Section 9.    Reservation and Availability of Preferred Stock.

              (a) The Company shall cause to be reserved and kept available out of its authorized and unissued Preferred Stock or any authorized and issued Preferred Stock held in its treasury, a number of shares of Preferred Stock that will be sufficient to permit the exercise in full of all outstanding and exercisable Rights. Upon the occurrence of any event resulting in an increase in the aggregate number of shares of Preferred Stock issuable upon exercise of all outstanding Rights in excess of the number then reserved, the Company shall make appropriate increases in the number of shares of Preferred Stock so reserved.

              (b) The Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all Preferred Stock issued or reserved for issuance to be listed, upon official notice of issuance, upon the principal national securities exchange, if any, upon which the Common Stock is listed or, if the principal market for the Common Stock is not any national securities exchange, to be eligible for quotation in the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or any successor thereto or other comparable quotation system.

              (c) The Company shall use its best efforts to (i) file, as soon as practicable following the earliest date after the occurrence of a Section 11(a)(ii) Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(a)(iii), or as soon as required by law following the Distribution Date, as the case may be, a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause that registration statement to become effective as soon as practicable after such filing, and
(iii) cause that registration statement to remain effective (with a prospectus that at all times meets the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, or (B) the Expiration Date. The Company will also take any action that is appropriate to ensure compliance with the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date determined in accordance with the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement when the suspension is no longer in effect, in each case with prompt written notice to the Rights Agent. Notwithstanding any provision of this Agreement to the contrary, the Rights are not exercisable in any jurisdiction unless the requisite qualification in that jurisdiction has been obtained.

              (d) The Company shall take all actions as may be necessary to ensure that all Preferred Stock delivered upon the exercise of the Rights are, at the time of delivery of the certificates or depository receipts for such shares (subject to payment of the Exercise Price), duly issued, validly authorized, fully paid and nonassessable.

              (e) The Company shall pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the issuance or delivery of the Right Certificates or of any certificates for Preferred Stock upon the exercise of Rights. The Company is not, however, required to pay any transfer tax that may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or in respect of the issuance or delivery of securities in a name other than that of, the registered holder of the Right Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for securities in a name other than that of the registered holder upon the exercise of any Rights until such tax has been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

              Section 10. Preferred Stock Record Date. Each Person in whose name any certificate for Preferred Stock is issued upon the exercise of Rights will, for all purposes, be considered to have become the holder of record of the Preferred Stock represented thereby on and that certificate will be dated the date upon which the Right Certificate evidencing those Rights was duly surrendered and payment of the Exercise Price (and any applicable transfer taxes) was made; provided, if the date of that surrender and payment is a date upon which the Preferred Stock transfer books of the Company are closed, that Person will be considered to have become the record holder of such shares on, and that certificate will be dated, the next succeeding Business Day on which the Preferred Stock transfer books of the Company are open, but if delivery of Preferred Stock is delayed pursuant to Section 9(c), that Person will be considered to have become the record holder of that Preferred Stock only when that Preferred Stock first becomes deliverable. Prior to the exercise of the Right evidenced thereby, the holder of a Right Certificate is not entitled to any rights of a stockholder of the Company with respect to stock for which the Rights are exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and will not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

              Section 11. Adjustment of Exercise Price, Number and Kind of Shares or Number of Rights. The Exercise Price, the number and kind of shares of stock covered by each Right, and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

                     (a)(i) If the Company at any time after the date of this
              Agreement (A) declares a dividend on the Preferred Stock payable in Preferred Stock, (B) subdivides the outstanding Preferred Stock, (C) combines the outstanding Preferred Stock into a smaller number of shares of stock, or (D) issues any shares of its Capital Stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e), the Exercise Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification, but in no event may the consideration to be paid upon the exercise of a Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of the Right. If an event occurs that would require an adjustment under both Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) will be in addition to, and will be made prior to, any adjustment required pursuant to Section 11(a)(ii).

                     (ii) Subject to Section 24, if any Person, alone or together with its Affiliates and Associates, becomes an Acquiring Person (a "Section 11(a)(ii) Event"), then promptly following that occurrence, provision shall be made so that each holder of a Right, except as provided in Section 7(e), thereafter has a right to receive, upon exercise thereof at the then current Exercise Price, such number of shares of Preferred Stock of the Company as equals the result obtained by (x) multiplying the then current Exercise Price by the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, whether or not such Right was then exercisable, and dividing that product by (y) 50% of the Fair Market Value (as defined herein) of one one-thousandth of a share of Preferred Stock (determined in accordance with Section 11(d)) on the date of the occurrence of that Section 11(a)(ii) Event (such number of shares of stock being referred to as the "Adjustment Shares").

                     (iii) In lieu of issuing any Preferred Stock in accordance with Section 11(a)(ii), the Company, acting by resolution of the Board of Directors may, and if the number of shares of Preferred Stock which are authorized by the Company's Amended and Restated Certificate of Incorporation, as amended (or other instrument governing its corporate affairs), but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights, is not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company, acting by resolution of the Board of Directors, shall: (A) determine the excess of (X) the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value") over (Y) the Exercise Price attributable to each Right (such excess being referred to as the "Spread"), and (B) with respect to all or a portion of each Right (subject to Section 7(e)), make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Exercise Price, (1) cash,
              (2) a reduction in the Exercise Price, (3) Preferred Stock Equivalents which the Board of Directors has deemed to have the same value as Preferred Stock, (4) debt securities of the Company,
              (5) other assets of the Company, or (6) any combination of the foregoing which, when added to any Preferred Stock issued upon such exercise, has an aggregate value equal to Current Value, with such aggregate value determined by the Board of Directors based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors; but if the Company has not made adequate provision to deliver the value determined in accordance with clause (B) above within 30 days following the later of (x) the first occurrence of a Section 11(a)(ii) Event and
              (y) the date on which the Company's right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the "Section 11(a)(ii) Trigger Date"), then the Company shall deliver, upon surrender of a Right for exercise and without requiring payment of the Exercise Price, Preferred Stock (to the extent available) and then, if necessary, cash, which shares and cash have an aggregate value equal to the Spread. If the Board of Directors determines in good faith that it is likely that sufficient additional Preferred Stock could be authorized for issuance upon exercise in full of the Rights, the 30-day period set forth above may be extended to the extent necessary, but not to more than 90 days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares of stock (that period, as it may be extended, the "Substitution Period"). To the extent that the Company determines that some action must be taken pursuant to the first or second sentence of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e), that such action will apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares or to decide the appropriate form of distribution to be made pursuant to that first sentence and to determine the value thereof. On any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended and another public announcement when the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of a share of Preferred

              Stock will be the Fair Market Value (as determined pursuant to Section 11(d)) of a share of Preferred Stock on the Section 11(a)(ii) Trigger Date and the value of any Preferred Stock Equivalent will be considered to have the same value as a share of Preferred Stock on that date.

              (b) If the Company fixes a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them (for a period expiring within 45 calendar days after that record date) to subscribe for or purchase Preferred Stock (or securities having the same or more favorable rights, privileges and preferences as the Preferred Stock ("Preferred Stock Equivalents")) or securities convertible into Preferred Stock or Preferred Stock Equivalents at a price per share of Preferred Stock or per Preferred Stock Equivalent (or having a conversion price per share, if a security convertible into Preferred Stock or Preferred Stock Equivalents) less than the Fair Market Value (as determined pursuant to Section 11(d)) per share of Preferred Stock on that record date, the Exercise Price to be in effect after that record date will be determined by multiplying the Exercise Price in effect immediately prior to that record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on that record date, plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock or Preferred Stock Equivalents to be offered (and the aggregate initial conversion price of the convertible securities to be so offered) would purchase at that Fair Market Value and the denominator of which shall be the number of shares of Preferred Stock outstanding on that record date, plus the number of additional shares of Preferred Stock and Preferred Stock Equivalents to be offered for subscription or purchase (or into which the convertible securities to be so offered are initially convertible), but in no event will the consideration to be paid upon the exercise of a Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of the Right. If the subscription price may be paid in a consideration part or all of which is in a form other than cash, the value of such consideration will be the Fair Market Value thereof determined in accordance with Section 11(d). Preferred Stock owned by or held for the account of the Company will not be considered outstanding for the purpose of any such computation. Those adjustments will be made successively whenever any such record date is fixed; and if any such rights or warrants are not so issued, the Exercise Price will be adjusted to be the Exercise Price that would then be in effect if the applicable record date had not been fixed.

              (c) If the Company fixes a record date for the making of a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular periodic cash dividend), assets (other than a dividend payable in Preferred Stock, but including any dividend payable in capital stock other than Preferred Stock) or convertible securities, subscription rights or warrants (excluding those referred to in Section 11(b)), the Exercise Price to be in effect after that record date will be determined by multiplying the Exercise Price in effect immediately prior to that record date by a fraction, the numerator of which will be the Fair Market Value (as determined pursuant to Section 11(d)) of one one-thousandth of a share of Preferred Stock on that record date, less the Fair Market Value (as determined pursuant to Section 11(d)) of the portion of the cash, assets or evidences of indebtedness to be so distributed or of such convertible securities, subscription rights or warrants applicable to one one-thousandth of a share of Preferred Stock and the denominator of which will be the Fair Market Value (as determined pursuant to Section 11(d)) of one one-thousandth of a share of Preferred Stock, but in no event will the consideration to be paid upon the exercise of a Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of the Right. Those adjustments will be made successively whenever any such record date is fixed, and if any such distribution is not so made, the Exercise Price will again be adjusted to be the Exercise Price that would be in effect if the applicable record date had not been fixed.

              (d) For the purpose of this Agreement, the "Fair Market Value" of any share of Preferred Stock, Common Stock or any other share or any Right or other security or any other property will be determined as provided in this
Section 11(d).

                     (i) In the case of a publicly-traded stock or other security, the Fair Market Value on any date will be the average of the daily closing prices per share of such stock or per unit of such other security for the 30 consecutive Trading Days (as defined herein) immediately prior to such date; however, if the Fair Market Value per share of any share of stock is determined during a period following the announcement by the issuer of such stock of (x) a dividend or distribution on such stock payable in shares of such stock or securities convertible into shares of such stock, or (y) any subdivision, combination or reclassification of such stock, and prior to the expiration of the 30 Trading Day period after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the Fair Market Value will be properly adjusted to take into account ex-dividend trading. The closing price for each day will be the last sale price, regular way, or, if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the securities are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such security is listed or admitted to trading; or, if not listed or admitted to trading on any national securities exchange, the last quoted price (or, if not so quoted, the average of the last quoted high bid and low asked prices) in the over-the-counter market, as reported by NASDAQ or such other system then in use; or, if on any such date no bids for such security are quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such security selected by the Board of Directors. If on any such date no market maker is making a market in such security, the Fair Market Value of such security on such date will be determined reasonably and with utmost good faith to the holders of the Rights by the Board of Directors, but if at the time of such determination there is an Acquiring Person, the Fair Market Value of such security on such date will be determined by a nationally recognized investment banking firm selected by the Board of Directors, which determination will be described in a statement filed with the Rights Agent and will be binding on the Rights Agent and the holders of the Rights. The term "Trading Day" means a day on which the principal national securities exchange on which such security is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, in the over-the-counter market, as reported by NASDAQ or such other system then in use, is open for the transaction of business or, if such security is not listed or admitted to trading on any national securities exchange, a Business Day.

                     (ii) If a security is not publicly held or not so listed or traded, "Fair Market Value" means the fair value per share of stock or per other unit of such security, determined reasonably and with utmost good faith to the holders of the Rights by the Board of Directors, but if at the time of such determination there is an Acquiring Person, the Fair Market Value of such security on such date will be determined by a nationally recognized investment banking firm selected by the Board of Directors, which determination will be described in a statement filed with the Rights Agent and will be binding on the Rights Agent and the holders of the Rights.

                     (iii) In the case of property other than securities, the Fair Market Value thereof will be determined reasonably and with utmost good faith to the holders of Rights by the Board of Directors, but if at the time of such determination there is an Acquiring Person, the Fair Market Value of such property on such date will be determined by a nationally recognized investment banking firm selected by the Board of Directors, which determination will be described in a statement filed with the Rights Agent and will be binding upon the Rights Agent and the holders of the Rights.

              (e) Anything herein to the contrary notwithstanding, no adjustment in the Exercise Price will be required unless that adjustment would require an increase or decrease of at least 1% in the Exercise Price, but any adjustment that by reason of this Section 11(e) is not required to be made will be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 will be made to the nearest cent or to the nearest hundred-thousandth of a share of Common Stock or ten-millionth of a share of Preferred Stock, as the case may be, or to such other figure as the Board of Directors considers appropriate. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 must be made no later than the earlier of (i) three (3) years from the date of the transaction that mandates that adjustment, or (ii) the Expiration Date.

              (f) If as a result of any provision of Section 11(a) or Section 13(a), the holder of any Right becomes entitled to receive any shares of capital stock of the Company other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right will be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in
Section 11(a), (b), (c), (d), (e), (g) through (k) and (m), inclusive, and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Preferred Stock will apply on like terms to any such other shares.

              (g) All Rights originally issued by the Company subsequent to any adjustment made to the Exercise Price hereunder will evidence the right to purchase, at the adjusted Exercise Price, the number of one one-thousandths of a share of Preferred Stock (or other securities or amount of cash or combination thereof) purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

              (h) Unless the Company has exercised its election as provided in Section 11(i), upon each adjustment of the Exercise Price as a result of the calculations made in Section 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of one one-thousandths of a share of Preferred Stock (calculated to the nearest one ten-millionth) obtained by (i) multiplying (x) the number of one one-thousandths of a share of Preferred Stock for which a Right may be exercisable immediately prior to this adjustment by (y) the Exercise Price in effect immediately prior to such adjustment of the Exercise Price, and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

              (i) The Company may elect on or after the date of any adjustment of the Exercise Price to adjust the number of Rights in substitution for any adjustment in the number of shares of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights will be exercisable for the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one hundred-thousandth) obtained by dividing the Exercise Price in effect immediately prior to adjustment of the Exercise Price by the Exercise Price in effect immediately after adjustment of the Exercise Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Exercise Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders are entitled after such adjustment. Right Certificates to be so distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Exercise Price), and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

              (j) Irrespective of any adjustment or change in the Exercise Price or the number of one one-thousandths of a share of Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the

Exercise Price per share and the number of shares which were expressed in the initial Right Certificates issued hereunder without prejudice to any adjustment or change.

              (k) Before taking any action that would cause an adjustment reducing the Exercise Price below the then stated value, if any, of the number of one one-thousandths of a share of Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action that may, in the opinion of its counsel, be reasonably necessary in order that the Company may validly and legally issue duly authorized, validly issued, fully paid and nonassessable Preferred Stock at the adjusted Exercise Price.

              (l) In any case in which this Section 11 requires that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date the number of one one-thousandths of a share of Preferred Stock or other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one one-thousandths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; however, the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

              (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Exercise Price, in addition to those adjustments expressly required by this
Section 11, as and to the extent that in their good faith judgment a majority of the Board of Directors shall determine to be advisable in order that any consolidation or subdivision of the Preferred Stock, issuance wholly for cash of any Preferred Stock at less than Fair Market Value, issuance wholly for cash of Preferred Stock or securities which by their terms are convertible into or exchangeable for Preferred Stock, share dividends or issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of the Preferred Stock, shall not be taxable to such stockholders.

              (n) The Company shall not, at any time after the Distribution Date and so long as the Rights have not been redeemed pursuant to Section 23 or exchanged pursuant to Section 24, (i) consolidate with (other than with a Subsidiary of the Company in a transaction which complies with the last sentence of this Section 11(n)), (ii) merge with or into, or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction or a series of related transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries taken as a whole, to any other Person or Persons (other than the Company or any of its Subsidiaries in one or more transactions each of which complies with the last sentence of this Section 11(n)) if (x) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments outstanding or agreements or arrangements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale the stockholders of a Person who constitutes, or would constitute, the "Principal Party" for the purposes of
Section 13(a) have received a distribution of Rights previously owned by such Person or any of its Affiliates and

Associates; however, this Section 11(n) shall not affect the ability of any Subsidiary of the Company to consolidate with, merge with or into, or sell or transfer assets or earning power to, any other Subsidiary of the Company. The Company further covenants and agrees that after the Distribution Date it will not, except as permitted by Section 23 or Section 27, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

              (o) Notwithstanding anything in this Agreement to the contrary, if the Company at any time after the date of this Agreement and prior to the Distribution Date (i) declares or pays any dividend on the outstanding Common Stock payable in Common Stock, or (ii) effects a subdivision, combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of dividends in Common Stock) into a greater or lesser number of shares of Common Stock, then in any such case (A) the number of one one-thousandths of a share of Preferred Stock purchasable after such event upon proper exercise of each Right will be determined by multiplying the number of one one-thousandths of a share of Preferred Stock so purchasable immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event, and (B) each share of Common Stock outstanding immediately after such event will have issued with respect to it that number of Rights which each share of Common Stock of the Company outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(o) will be made successively whenever any such dividend is declared or paid or any such subdivision, combination or consolidation is effected.

              (p) The exercise of Rights under Section 11(a)(ii) will only result in the loss of rights under Section 11(a)(ii) to the extent so exercised and will not otherwise affect the rights of holders of Right Certificates under this Rights Agreement, including rights to purchase securities of the Principal Party following a Section 13 Event that has occurred or may thereafter occur, as set forth in Section 13. Upon exercise of a Right Certificate under Section 11(a)(ii), the Rights Agent shall return such Right Certificate duly marked to indicate that such exercise has occurred.

              Section 12. Certificate of Adjusted Exercise Price or Number of Shares. Upon any adjustment pursuant to Section 11 or Section 13, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Preferred Stock and the Common Stock a copy of such certificate, and (c) mail a brief summary thereof to each holder of a Right Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing Common Stock) in accordance with Section 26. The Rights Agent will be fully protected in relying on any such certificate and on any adjustment contained therein and will not be considered to have knowledge of any such adjustment unless and until it has received such certificate.

              Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

              (a) If, following the Stock Acquisition Date, directly or indirectly, (x) the Company consolidates with, or merges with and into, an Acquiring Person (or any Affiliate or Associate of an Acquiring Person), and the Company is not the continuing or surviving corporation of such consolidation or merger, (y) an Acquiring Person (or any Affiliate or Associate of an Acquiring Person) consolidates with the Company, or merges with and into the Company and the Company is the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Stock is changed into or exchanged for stock or other securities of an Acquiring Person (or of any Affiliate or Associate of an Acquiring Person) or cash or any other property, or
(z) the Company sells, mortgages or otherwise transfers (or one or more of its Subsidiaries sells, mortgages or otherwise transfers), in one transaction or a series of related transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to an Acquiring Person (or to any Affiliate or Associate of an Acquiring Person), then, and in each such case, the Company shall cause provision to be made so that: (i) each holder of a Right, except as provided in Section 7(e), has the right to receive, upon the exercise thereof at the then current Exercise Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid and nonassessable shares of freely tradeable Capital Stock of the Principal Party (as defined herein), free and clear of rights of call or first refusal, liens, encumbrances, transfer restrictions or other adverse claims, as are equal to the result obtained by (1) multiplying the then current Exercise Price by the number of one one-thousandths of a share of Preferred Stock for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event, and dividing that product by (2) 50% of the Fair Market Value (determined pursuant to Section 11(d)) per share of the Capital Stock of such Principal Party on the date of consummation of such consolidation, merger, sale or transfer; (ii) such Principal Party is thereafter liable for, and assumes, by virtue of such consolidation, merger, sale, mortgage or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" thereafter refers to such Principal Party, it being specifically intended that Section 11 apply to such Principal Party; and (iv) such Principal Party takes such steps (including, but not limited to, the reservation of a sufficient number of shares of its Capital Stock to permit exercise of all outstanding Rights in accordance with this Section 13(a) and the making of payments in cash or other securities in accordance with Section 11(a)(iii)) in connection with such consummation as may be necessary to assure that the provisions hereof are thereafter applicable, as nearly as reasonably may be, in relation to the shares its Capital Stock thereafter deliverable upon the exercise of the Rights.

              (b)    "Principal Party" means:

                     (i)    in the case of any transaction described in clause
              (x) or (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which Common Stock is converted in such merger or consolidation, or, if there is more than one such issuer, the issuer of Capital Stock that has the highest aggregate Fair Market Value (determined pursuant to Section 11(d)), and if no securities are so issued, the Person that is the other party to the merger or consolidation, or, if there is more than one such Person, the Person the Capital Stock of which has the highest aggregate Fair Market Value (determined pursuant to Section 11(d)); and

                     (ii)   in the case of any transaction described in clause
              (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power transferred pursuant to such transaction or transactions or if the Person receiving the largest portion of the assets or earning power cannot be determined, that Person the Capital Stock of which has the highest aggregate Fair Market Value (determined pursuant to Section 11(d));

but in any such case, (1) if the Capital Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act ("Registered Capital Stock"), or such Person is not a corporation, and such Person is a direct or indirect Subsidiary or Affiliate of another Person who has Registered Capital Stock outstanding, "Principal Party" refers to such other Person; (2) if the Capital Stock of such Person is not Registered Capital Stock or such Person is not a corporation, and such Person is a direct or indirect Subsidiary of another Person but is not a direct or indirect Subsidiary of another Person which has Registered Capital Stock outstanding, "Principal Party" refers to the ultimate parent entity of such first-mentioned Person; (3) if the Capital Stock of such Person is not Registered Capital Stock or such Person is not a corporation, and such Person is directly or indirectly controlled by more than one Person, and one or more of such other Persons has Registered Capital Stock outstanding, "Principal Party" refers to whichever of such other Persons is the issuer of the Registered Capital Stock having the highest aggregate Fair Market Value (determined pursuant to Section 11(d)); and (4) if the Capital Stock of such Person is not Registered Capital Stock or such Person is not a corporation, and such Person is directly or indirectly controlled by more than one Person, and none of such other Persons has Registered Capital Stock outstanding, "Principal Party" refers to whichever ultimate parent entity is the corporation having the greatest stockholders' equity or, if no such ultimate parent entity is a corporation, "Principal Party" refers to whichever ultimate parent entity is the entity having the greatest net assets.

              (c) The Company shall not consummate any consolidation, merger, sale or transfer referred to in Section 13(a) unless prior thereto (x) the Principal Party has a sufficient number of authorized shares of its Capital Stock, which have not been issued or reserved for issuance, to permit the exercise in full of the Rights in accordance with this Section 13, and (y) the Company and each Principal Party and each other Person who may become a Principal Party as a result of such consolidation, merger, sale or transfer shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in Section 13(a) and (b) and further providing that, as soon as practicable after the date of any consolidation, merger, sale or transfer of assets mentioned in Section 13(a), the Principal Party at its own expense will:

                     (i) prepare and file a registration statement under the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, cause such registration statement to become effective as soon as practicable after such filing and cause such registration statement to remain effective (with a prospectus that at all times meets the requirements of the Securities Act) until the Expiration Date;

                     (ii) qualify or register the Rights and the securities purchasable upon exercise of the Rights under the blue sky laws of such jurisdictions as may be necessary or appropriate;

                     (iii) list (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on a national securities exchange or to meet the eligibility requirements for quotation on NASDAQ; and

                     (iv) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration under the Exchange Act.

              (d) If the Principal Party which is to be a party to a transaction referred to in this Section 13 has a provision in any of its authorized securities or in its Certificate of Incorporation or By-laws or other instrument governing its corporate affairs, which provision would have the effect of (i) causing such Principal Party to issue (other than to holders of Rights pursuant to this Section 13), in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, Capital Stock of such Principal Party at less than the then current Fair Market Value (determined pursuant to Section 11(d)) or securities exercisable for, or convertible into, Capital Stock of such Principal Party at less than such Fair Market Value, or (ii) providing for any special payment, tax or similar provisions in connection with the issuance of the Capital Stock of such Principal Party pursuant to the provisions of this Section 13, then, in such event, the Company shall not consummate any such transaction unless prior thereto the Company and such Principal Party have executed and delivered to the Rights Agent a supplemental agreement providing that that provision of such Principal Party has been canceled, waived or amended, or that the authorized securities will be redeemed, so that that provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

              This Section 13 will similarly apply to successive mergers or consolidations or sales or other transfers.

              Section 14.   Fractional Rights and Fractional Shares.

              (a) The Company is not required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(o), or to distribute Right Certificates which evidence fractional Rights. If the Company elects not to issue such fractional Rights, the Company shall pay, in lieu of such fractional Rights, to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the Fair Market Value of a whole Right, as determined pursuant to Section 11(d).

              (b) The Company is not required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock). In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-thousandth of a share of Preferred Stock, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised, as herein provided, an amount in cash equal to the same fraction of the Fair Market Value of one one-thousandth of a share of Preferred Stock. For purposes of this Section 14(b), the Fair Market Value of one one-thousandth of a share of Preferred Stock shall be determined pursuant to Section 11(d) for the Trading Day immediately prior to the date of such exercise.

              (c) The holder of a Right by the acceptance of the Rights expressly waives the holder's right to receive any fractional Right or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

              Section 15. Rights of Action. All rights of action in respect of this Agreement, other than rights of action vested in the Rights Agent pursuant to Sections 18 and 20, are vested in the respective registered holders of the Right Certificates (or, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Right Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock), may, in such registered holder's own behalf and for such registered holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Right evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and are entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement. Holders of Rights are entitled to recover the reasonable costs and expenses, including attorneys' fees, incurred by them in any action to enforce this Agreement.

              Section 16. Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

              (a) prior to the Distribution Date, each Right will be transferable only simultaneously and together with the transfer of Common Stock;

              (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office or offices of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer;

              (c) subject to Sections 6(a) and 7(f), the Company and the Rights Agent may deem and treat the person in whose name a Right Certificate (or, prior to the Distribution Date, the associated certificate representing Common Stock) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated certificate representing Common Stock made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and, subject to the last sentence of Section 7(e), neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

              (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent will have any liability to any holder of a Right or other Person as the result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligations; however, the Company must use its reasonable efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

              Section 17. Right Certificate Holder Not Considered a Stockholder. No holder, as such, of any Right Certificate is entitled to vote, receive dividends or be considered for any purpose a holder of Preferred Stock or any other securities of the Company that may at any time be issuable on the exercise of the Rights represented thereby, nor will anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate have been exercised in accordance with the provisions hereof.

              Section 18.   Concerning the Rights Agent.

              (a) The Company agrees to pay to the Rights Agent such compensation as is agreed to in writing between the Company and the Rights Agent for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly. This Section 18(a) will survive the expiration of the Rights and the termination of this Agreement.

              (b) The Rights Agent is protected and will incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate representing Common Stock, Preferred Stock, or other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed and executed by the proper Person or Persons.

              (c) The Rights Agent will not be liable for consequential damages under any provision of this Agreement or for any consequential damages arising out of any act or failure to act hereunder.

              Section 19. Merger or Consolidation or Change of Name of Rights Agent.

              (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any corporation succeeding to the corporate trust or stockholder services business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, if such corporation would be eligible for appointment as a successor Rights Agent under Section 21. If at the time such successor Rights Agent succeeds to the agency created by this Agreement, any of the Right Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver the Right Certificates so countersigned; and if at that time any of the Right Certificates have not been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases those Right Certificates will have the full force provided in the Right Certificates and in this Agreement.

              (b) If at any time the name of the Rights Agent is changed and at such time any of the Right Certificates have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and if at that time any of the Right Certificates have not been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates will have the full force provided in the Right Certificates and in this Agreement.

              Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations expressly imposed by this Agreement upon the following terms and conditions, by which the Company and the holders of Right Certificates, by their acceptance thereof, are bound:

              (a) The Rights Agent may consult with legal counsel selected by it (who may be legal counsel for the Company), and the opinion of that counsel will be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

              (b) Whenever in the performance of its duties under this Agreement the Rights Agent considers it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of Fair Market Value) be proved or established by the Company prior to taking or suffering any action hereunder, that fact or matter (unless other evidence in respect thereof is herein specifically prescribed) may be considered to be conclusively proved and established by a certificate signed by a person believed by the Rights Agent to be the Chairman of the Board of Directors, the President, a Vice President, the Treasurer, any Assistant Treasurer, the Secretary or an Assistant Secretary of the Company and delivered to the Rights Agent. Any such certificate will be full authorization to the Rights Agent for any action taken or suffered in good faith by it under this Agreement in reliance upon such certificate.

              (c) The Rights Agent will be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

              (d) The Rights Agent is not liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or required to verify the same, but all such statements and recitals are and will be considered to have been made by the Company only.

              (e) The Rights Agent is not under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereon); nor is it responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor is it responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 7(e)) or any adjustment required under Section 11, Section 13 or Section 24(c) or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of a certificate describing any such adjustment furnished in accordance with Section 12); nor is it responsible for any determination by the Board of Directors of the Fair Market Value of the Rights or Preferred Stock; nor will it by any act hereunder be considered to make any representation or warranty as to the authorization or reservation of any Common Stock or Preferred Stock or any Right Certificate or as to whether any Common Stock or Preferred Stock will, when so issued, be validly authorized and issued, fully paid and nonassessable.

              (f) The Company will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of this Agreement.

              (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder and certificates delivered pursuant to any provision hereof from any person believed by the Rights Agent to be the Chairman of the Board of Directors, the President, a Vice President, the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of the Company, and is authorized to apply to such officers for advice or instructions in connection with its duties, and it will not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on or after which that action will be taken or such omission will be effective. The Rights Agent will not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in such application on or after the date specified in such application (which date may not be less than five Business Days after the date any officer of the Company actually receives such application, unless any such officer has consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent has received written instructions in response to such application specifying the action to be taken or omitted.

              (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein precludes the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

              (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents.

              (j) No provision of this Agreement requires the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there are reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

              (k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause (1) or clause
(2) thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

              Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing mailed to the Company by first class mail. The Company may remove the Rights Agent or any successor Rights Agent (with or without cause) upon thirty (30) days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and Preferred Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent resigns or is removed or otherwise becomes incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company fails to make such appointment within a period of thirty (30) days after giving notice of such removal, or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit that holder's Right Certificate for inspection by the Company), then the incumbent Rights Agent or the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, must be (a) a corporation organized and doing business under the laws of the United States of America or of any other state of the United States of America, in good standing, which is authorized under such laws to exercise stock transfer or corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000, or (b) an Affiliate of a corporation described in clause (a) of this sentence. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and the Preferred Stock, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, will not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

              Section 22. Issuance of New Right Certificates. Notwithstanding any provision of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in any form as may be approved by its Board of Directors to reflect any adjustment or change in the Exercise Price per share and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with this Agreement. In addition, in connection with the issuance or sale of Common Stock following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereafter issued by the Company, and (b) may, in any other case, if considered necessary or appropriate by the Board of Directors, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; however, (i) no such Right Certificate will be issued if, and to the extent that, the Company will be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the person to whom such Right Certificate would be issued, and
(ii) no such Right Certificate will be issued if, and to the extent that, appropriate adjustments otherwise have been made in lieu of the issuance thereof.

              Section 23.   Redemption.

              (a) The Board of Directors may, at its option, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.01 per Right, appropriately adjusted to reflect any dividend declared or paid on the Common Stock in Common Stock or any subdivision or combination of the outstanding Common Stock or similar event occurring after the date of this Agreement (such redemption price, as adjusted from time to time, being hereinafter referred to as the "Redemption Price"). The Rights may be redeemed only until the earlier to occur of (i) 5:00 P.M., Ann Arbor, Michigan time, on the calendar day after the Stock Acquisition Date, or (ii) the Final Expiration Date.

              (b) Immediately upon the action of the Board of Directors ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights will be to receive the Redemption Price for each Right so held. Promptly after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to the Rights Agent and to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent for the Common Stock. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or Section 24 or in connection with the purchase of Common Stock prior to the Distribution Date.

              (c) The Company may, at its option, pay the Redemption Price in cash, Common Stock (based on the Fair Market Value of the Common Stock as of the time of redemption), or any other form of consideration considered appropriate by the Board of Directors.

              Section 24.   Exchange.

              (a) The Board of Directors may, at its option, at any time on or after the occurrence of a Section 11(a)(ii) Event, exchange all or part of the then outstanding and exercisable Rights (which will not include Rights that have become void pursuant to the provisions of Section 7(e)) for Common Stock at an exchange ratio of one share of the Common Stock of the Company per Right, appropriately adjusted to reflect any share split, share dividend or similar transaction occurring after the date hereof (that exchange ratio, the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors is not empowered to effect such exchange at any time after any Person (other than an Exempt Person), together with all Affiliates and

Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Stock.

              (b) Immediately upon the action of the Board of Directors ordering the exchange of any Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights will terminate and the only right thereafter of a holder of such Rights will be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give notice of any such exchange in accordance with
Section 26, but the failure to give, or any defect in, such notice will not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice that is mailed in the manner herein provided will be considered given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange will be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e)) held by each holder of Rights.

              (c) In any exchange pursuant to this Section 24, the Company, at its option, may substitute Preferred Stock (or Preferred Stock Equivalents) for Common Stock exchangeable for Rights, at the initial rate of one one-thousandth of a share of Preferred Stock (or Preferred Stock Equivalents) for each share of Common Stock, as appropriately adjusted to reflect adjustments in the economic rights of the Preferred Stock pursuant to the terms thereof, so that the fraction of a share of Preferred Stock delivered in lieu of each share of Common Stock will have the same economic rights as one share of Common Stock.

              (d)    If the Company elects to make any exchange pursuant to this
Section 24 and, at the time of that exchange, there is not sufficient Common Stock or Preferred Stock (or Preferred Stock Equivalents) issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all actions as may be necessary to authorize additional Common Stock or Preferred Stock (or Preferred Stock Equivalents) for issuance upon exchange of the Rights.

              (e) The Company will not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock. If the Company elects not to issue those fractional shares of Common Stock, the Company shall pay, in lieu of those fractional shares of Common Stock, to the registered holders of the Right Certificates with regard to which those fractional shares of Common Stock would otherwise be issuable, an amount in cash equal to the same fraction of the Fair Market Value of a whole share of Common Stock of the Company. For the purposes of this paragraph (e), the Fair Market Value of a whole share of Common Stock of the Company shall be the closing price of a share of Common Stock of the Company (as determined pursuant to the second sentence of Section 11(d)(i)) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

              Section 25.   Notice of Certain Events.

              (a) If the Company proposes at any time after the Distribution Date (i) to pay any dividend payable in shares of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular periodic cash dividend), or (ii) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional Preferred Stock or shares of Capital Stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding Preferred Stock), or (iv) to effect any consolidation or merger into or with, or to effect any sale, mortgage or other transfer (or to permit one or more of its Subsidiaries to effect any sale, mortgage or other transfer), in one transaction or a series of related transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person (other than a Subsidiary of the Company in one or more transactions each of which is not prohibited by the last sentence of
Section 11(n)), or (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Common Stock payable in Common Stock or to effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of dividends in Common Stock) then in each such case, the Company shall give to each holder of a Right Certificate and to the Rights Agent, in accordance with Section 26, a notice of that proposed action, that specifies the record date for the purposes of that share dividend, distribution of rights or warrants, or the date on which that reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Stock or Preferred Stock, if any record date is to be fixed, and that notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to the record date for determining holders of the Preferred Stock for purposes of that action, and in the case of any other similar action, at least twenty (20) days prior to the date of the taking of that proposed action or the date of participation therein by the holders of the Common Stock or Preferred Stock, whichever is earlier; but no notice shall be required pursuant to this Section 25 if any Subsidiary of the Company effects a consolidation or merger with or into, or effects a sale or other transfer of assets or earnings power to, any other Subsidiary of the Company in a manner not inconsistent with the provisions of this Agreement.

              (b) If any Section 11(a)(ii) Event occurs, then the Company shall, as soon as practicable thereafter, give to each registered holder of a Right Certificate and to the Rights Agent, in accordance with Section 26, a notice of the occurrence of that event, which will specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii).

              Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company will be sufficiently given or made if sent by first-class mail, postage prepaid, facsimile transmission or by nationally recognized overnight courier addressed (until another address is filed in writing with the Rights Agent) as follows:

                            Captec Net Lease Realty, Inc.
                            24 Frank Lloyd Wright Drive
                            Ann Arbor, Michigan 48106
                            Attention: Corporate Secretary
                            Telephone No.: (734) 994-5504
                            Facsimile No.: (734) 994-8355

Subject to Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent will be sufficiently given or made if sent by first-class mail, postage prepaid, facsimile transmission or by nationally-recognized overnight courier addressed (until another address is filed in writing with the Company) as follows:

                            Norwest Bank Minnesota, N.A.
                            161 N. Concord Exchange
                            South St. Paul, Minnesota 55075
                            Attention: Administration Manager
                            Telephone No.: (800) 689-8788
                            Facsimile No.: (651) 450-4078

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate (or, prior to the Distribution Date, to the holder of any certificate representing Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to that holder at the address of that holder as shown on the registry books of the Company.

              Section 27.   Supplements and Amendments. Prior to the earlier of
(i) the Distribution Date, and (ii) the date on which the Rights can no longer be redeemed in accordance with Section 23(a), the Company and the Rights Agent will, if the Company so directs, supplement or amend any provision of this Agreement as the Company may deem necessary or desirable without the approval of any holders of certificates representing Common Stock. From and after the earlier date referred to in the immediately preceding sentence, the Company and the Rights Agent will, if the Company so directs, supplement or amend this Agreement without the approval of any holder of Right Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein,
(iii) to shorten or lengthen any time period hereunder, or (iv) to change or supplement the provisions hereof in any manner which the Company may deem necessary or desirable and which will not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or any Affiliate or Associate of an Acquiring Person); however, from and after the Distribution Date this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at the time the Rights are not redeemable, or (B) any other time period unless that lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and the benefits to, the holders of Rights (other than an Acquiring Person or any Affiliate or Associate of an Acquiring Person). Upon the delivery of a certificate from an appropriate officer of the Company that states that the proposed supplement or amendment is in compliance with this

Section 27, the Rights Agent shall execute the proposed supplement or amendment. Prior to the Distribution Date, the interests of the holders of Rights will be considered coincident with the interests of the holders of Common Stock. Notwithstanding any other provision hereof, the Rights Agent's consent must be obtained regarding any amendment or supplement pursuant to this Section 27 that alters the Rights Agent's rights or duties.

              Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent will bind and inure to the benefit of their respective successors and assigns hereunder.

              Section 29. Determinations and Actions by the Board of Directors. For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of the outstanding Common Stock of which any Person is the Beneficial Owner, will be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the Rules under the Exchange Act as in effect on the date hereof. The Board of Directors has the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors or to the Company, or as may be necessary or advisable in the administration of this Agreement, including without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors in good faith will (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject any member of the Board of Directors to any liability to the holders of the Rights or to any other person.

              Section 30. Benefits of this Agreement. Nothing in this Agreement will be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock) any legal or equitable right, remedy or claim under this Agreement. This Agreement is for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, registered holders of the Common Stock).

              Section 31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated; but, notwithstanding anything in this Agreement to the contrary, if any term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors determines in its good faith judgment that severing the invalid language from the Agreement would adversely affect the purpose or effect of the Agreement, the right of redemption set forth in Section 23 will be reinstated and will not expire until the Close of Business on the tenth day following the date of that determination by the Board of Directors.

              Section 32. Governing Law. This Agreement, each Right and each Right Certificate issued hereunder will be considered to be a contract made under the laws of Delaware and for all purposes will be governed by and construed in accordance with the laws of Delaware applicable to contracts to be made and to be performed entirely within Delaware.

              Section 33. Counterparts. This Agreement may be executed in any number of counterparts and each counterpart will for all purposes be considered to be an original, and all counterparts will together constitute but one and the same instrument.

              Section 34. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and will not control or affect the meaning or construction of any of the provisions of this Agreement.

              Section 35.   Interpretation; Absence of Presumption.

              (a) For the purposes hereof, (i) words in the singular include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms "hereof," "herein," and "herewith" and words of similar import, unless otherwise stated, refer to this Agreement as a whole (including all of the Exhibits hereto) and not to any particular provision of this Agreement, and Section, paragraph, and Exhibit references are to the Sections, paragraphs and Exhibits in and to this Agreement unless otherwise specified, (iii) the word "including" and words of similar import when used in this Agreement mean "including, without limitation," unless otherwise specified, and (iv) the word "or" shall not be exclusive, but means "and/or."

              (b) This Agreement will be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

              IN WITNESS WHEREOF, this Agreement has been executed in one or more counterparts by or on behalf of each of the parties hereto as of the date first above written.

                                                 CAPTEC NET LEASE REALTY, INC.,
                                                 a Delaware corporation

                                                 By:____________________________
                                                 Name:__________________________
                                                 Title:_________________________

                                                 NORWEST BANK MINNESOTA, N.A.,
                                                 a national banking association,
                                                 as Rights Agent

                                                 By:____________________________
                                                 Name:__________________________
                                                 Title:_________________________

                                                                       EXHIBIT A

                                     FORM OF
              CERTIFICATE OF DESIGNATION OF RIGHTS AND PREFERENCES
                          OF A CLASS OF PREFERRED STOCK

                                       OF

                          CAPTEC NET LEASE REALTY, INC.

       It is hereby certified that:

              1. The name of the corporation is Captec Net Lease Realty, Inc. (the "Company").

              2. The Amended and Restated Certificate of Incorporation of the Company authorizes the issuance of 10,000,000 shares of preferred stock, $.01 par value per share. The Certificate of Incorporation expressly grants to the Company's Board of Directors (the "Board of Directors") the authority to issue from time to time preferred stock as preferred stock of any series and in connection with the creation of each such series, to fix, by resolution or resolutions providing for the issuance of shares thereof, the number of shares of such series, and the designations, powers, preferences and rights, and the qualifications, limitations and restrictions of such series, to the full extent now or hereafter permitted by the laws of the State of Delaware.

              3. The Board of Directors of the Company, pursuant to the authority expressly vested in it as aforesaid, has adopted the following resolutions creating a series of "Class A Series 1999-A Cumulative Preferred Stock":

       RESOLVED, pursuant to the authority granted to the Board of Directors in the Company's Amended and Restated Certificate of Incorporation, a series of Class A Series 1999-A Cumulative Preferred Stock be and hereby is designated and created, which series shall be vested with the following rights and preferences:

              (a) Designation and Amount. Of the 10,000,000 authorized shares of Preferred Stock, par value $.01 per share, 500,000 are designated as a series designated as "Class A Series 1999-A Cumulative Preferred Stock" (the "Series 1999-A Cumulative Preferred Stock"). The Series 1999-A Cumulative Preferred Stock has the express terms set forth in the Company's Amended and Restated Certificate of Incorporation as being applicable to all Preferred Stock as a class and, in addition, the following express terms applicable to all Series 1999-A Cumulative Preferred Stock as a series of Preferred Stock. The number of shares of Series 1999-A Cumulative Preferred Stock may be increased or decreased by resolution of the Board of Directors and by the filing of a certificate of designation amendment pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such increase or reduction has been so authorized; however, no decrease shall reduce the number of shares of Series 1999-A Cumulative Preferred Stock to a number less than that of the number of shares of Series 1999-A Cumulative Preferred Stock then outstanding plus the number of shares of Series

1999-A Cumulative Preferred Stock issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Company.

              (b)    Dividends and Distributions.

              (1)(i) Subject to the rights of the holders of any series of Preferred Stock (or any similar shares) ranking prior to the Series 1999-A Cumulative Preferred Stock with respect to dividends, the holders of Series 1999-A Cumulative Preferred Stock, in preference to the holders of Common Stock and of any other junior shares, will be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, cumulative quarterly dividends payable in cash on the fifteenth day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a Series 1999-A Cumulative Share or fraction thereof, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provisions for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all noncash dividends or other distributions other than a dividend payable in Common Stock or a subdivision of the outstanding Common Stock (by reclassification or otherwise), declared on the Common Stock after the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, after the first issuance of any Series 1999-A Cumulative Share or fraction thereof. Such dividend shall be payable before any dividends shall be paid upon, or set apart for, the Common Stock and shall be cumulative so that if any dividend on the Preferred Stock shall not have been paid as required, the deficiency (without interest) shall be paid or set apart for payment before any dividends shall be paid upon, or set apart for, the Common Stock. The multiple of cash and noncash dividends declared on the Common Stock to which holders of the Series 1999-A Cumulative Preferred Stock are entitled, which is 1,000 initially but which will be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Dividend Multiple." If the Company at any time after September 17, 1999 (the "Rights Declaration Date"): (i) declares or pays any dividend on the Common Stock payable in Common Stock, or (ii) effects a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the Dividend Multiple thereafter applicable to the determination of the amount of dividends that holders of Series 1999-A Cumulative Preferred Stock are entitled to receive will be the Dividend Multiple applicable immediately prior to that event multiplied by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after that event and the denominator of which is the number of shares of Common Stock outstanding immediately prior to that event.

              (ii)   Notwithstanding anything else contained in this paragraph
       (1), the Company shall, out of funds legally available for that purpose, declare a dividend or distribution on the Series 1999-A Cumulative Preferred Stock as provided in this paragraph (1) immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in Common Stock); but if no dividend or distribution has been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series 1999-A Cumulative Preferred Stock shall nevertheless accrue on such subsequent Quarterly Dividend Payment Date.

              (2) Dividends will begin to accrue and be cumulative on outstanding Series 1999-A Cumulative Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such Series 1999-A Cumulative Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares will begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Series 1999-A Cumulative Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends will begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends will not bear interest. Dividends paid on the Series 1999-A Cumulative Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares will be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix in accordance with applicable law a record date for the determination of holders of Series 1999-A Cumulative Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date will be not more than such number of days prior to the date fixed for the payment thereof as may be allowed by applicable law.

              (c) Voting Rights. In addition to any other voting rights required by law, the holders of Series 1999-A Cumulative Preferred Stock shall have the following voting rights:

              (1) Subject to the provision for adjustment hereinafter set forth, each share of Series 1999-A Cumulative Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Company. The number of votes which a holder of a share of Series 1999-A Cumulative Preferred Stock is entitled to cast, which shall initially be 1,000 but which may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Vote Multiple." In the event the Company shall at any time after the Rights Declaration Date (i) declare or pay any dividend on shares of Common Stock payable in shares of Common Stock, or (ii) effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the Vote Multiple thereafter applicable to the determination of the number of votes per share to which holders of shares of Series 1999-A Cumulative Preferred Stock shall be entitled shall be the Vote Multiple immediately prior to such event multiplied by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

              (2) Except as otherwise provided herein or by law, the holders of shares of Series 1999-A Cumulative Preferred Stock and the holders of shares of Common Stock and the holders of shares of any other capital stock of the Company having general voting rights, shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

              (3)(a) Whenever, at any time or times, dividends payable on any shares of Series 1999-A Cumulative Preferred Stock shall be in arrears in an amount equal to at least two full quarterly dividends (whether or not declared and whether or not consecutive), the holders of record of the outstanding shares of Series 1999-A Cumulative Preferred Stock shall have the exclusive right, voting separately as a single class, to elect two directors of the Company at a special meeting of shareholders of the Company or at the Company's next annual meeting of stockholders, and at each subsequent annual meeting of stockholders, as provided below. At any election for such directors, each share of Series 1999-A Cumulative Preferred Stock shall entitle the holder thereof to 1,000 votes in such elections.

              (b) Upon the vesting of such right of the holders of shares of Series 1999-A Cumulative Preferred Stock, the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the outstanding shares of Series 1999-A Cumulative Preferred Stock as hereinafter set forth. A special meeting of the stockholders of the Company then entitled to vote shall be called by the Chairman of the Board of Directors or the President or the Secretary of the Company, if requested in writing by the holders of record of not less than 10% of the shares of Series 1999-A Cumulative Preferred Stock then outstanding. At such special meeting, or, if no such special meeting shall have been called, then at the next annual meeting of stockholders of the Company, the holders of the shares of Series 1999-A Cumulative Preferred Stock shall elect, voting as above provided, two directors of the Company to fill the aforesaid vacancies created by the automatic increase in the number of members of the Board of Directors. At any and all such meetings for such election, the holders of a majority of the outstanding shares of Series 1999-A Cumulative Preferred Stock shall be necessary to constitute a quorum for such election, whether present in person or by proxy, and such two directors shall be elected by the vote of at least a majority of the shares of Series 1999-A Cumulative Preferred Stock held by such stockholders present or represented at the meeting. Any director elected by holders of shares of Series 1999-A Cumulative Preferred Stock pursuant to this Section may be removed at any annual or special meeting, by vote of a majority of the stockholders voting as a class who elected such director, with or without cause.

              In case any vacancy shall occur among the directors elected by the holders of shares of Series 1999-A Cumulative Preferred Stock pursuant to this Section, such vacancy may be filled by the remaining director so elected, or his successor then in office, and the director so elected to fill such vacancy shall serve until the next meeting of stockholders for the election of directors. After the holders of shares of Series 1999-A Cumulative Preferred Stock shall have exercised their right to elect directors in any default period and during the continuance of such period, the number of directors shall not be further increased or decreased except by vote of the holders of shares of Series 1999-A Cumulative Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series 1999-A Cumulative Preferred Stock.

              (c) The right of the holders of shares of Series 1999-A Cumulative Preferred Stock, voting separately as a class, to elect two members of the Board of Directors of the Company as aforesaid shall continue until, and only until, such time as all arrears in dividends (whether or not declared) on the Series 1999-A Cumulative Preferred Stock shall have been paid or declared and set apart for payment, at which time such right shall terminate, except as herein or by law expressly provided subject to revesting in the event of each and every subsequent default of the character above-mentioned. Upon any termination of the right of the holders of the Series 1999-A Cumulative Preferred Stock as a class to vote for directors as herein provided, the term of office of all directors then in office elected by the holders of shares of Series 1999-A Cumulative Preferred Stock pursuant to this Section shall terminate immediately. Whenever the term of office of the directors elected by the holders of shares of Series 1999-A Cumulative Preferred Stock pursuant to this Section shall terminate and the special voting powers vested in the holders of the Series 1999-A Cumulative Preferred Stock pursuant to this Section shall have expired, the Board of Directors of the Company shall be such number as may be provided for in the Bylaws of the Company, irrespective of any increase made pursuant to the provisions of this Section.

              (4) Except as otherwise required by applicable law or as set forth herein, holders of Series 1999-A Cumulative Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of shares of Common Stock as set forth herein) for taking any corporate action.

              (d) Reacquired Shares. Any Series 1999-A Cumulative Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever will be retired and canceled promptly after the acquisition thereof. All such shares will upon their cancellation become authorized but unissued Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth in the Company's Amended and Restated Certificate of Incorporation.

              (e) Liquidation, Dissolution or Winding Up. Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Company, no distribution may be made (x) to the holders of shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series 1999-A Cumulative Preferred Stock unless, prior thereto, the holders of Series 1999-A Cumulative Preferred Stock shall have received an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (1) $1,000.00 per share, or (2) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of Common Stock, or (y) to the holders of shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series 1999-A Cumulative Preferred Stock, except distributions made ratably on the Series 1999-A Cumulative Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. If the Company at any time after the Rights Declaration Date (i) declares or pays any dividend on Common Stock payable in Common Stock, or (ii) effects a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount per share to which holders of Series 1999-A Cumulative Preferred Stock were entitled immediately prior to such event under clause (x) of the preceding sentence will be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such event.

              Neither the consolidation nor merging of the Company with or into any other corporation or corporations, nor the sale or other transfer of all or substantially all of the assets of the Company, will be considered to be a liquidation, dissolution or winding up of the Company within the meaning of this paragraph (d).

              (f) Consolidation, Merger, etc. If the Company shall enter into any consolidation, merger, combination or other transaction in which the Common Stock is exchanged for or changed into other shares, stock or securities, cash or any other property, then in any such case the Series 1999-A Cumulative Preferred Stock will at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of shares, stock, securities, or other property, as the case may be, into which or for which each share of Common Stock is changed or exchanged, plus accrued and unpaid dividends, if any, payable with respect to the Series 1999-A Cumulative Preferred Stock. If the Company at any time after the Rights Declaration Date (i) declares or pays any dividend on Common Stock payable in shares of Common Stock, or (ii) effects a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of Series 1999-A Cumulative Preferred Stock will be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such event.

              (g) Redemption. The Series 1999-A Cumulative Preferred Stock is not redeemable, but the foregoing does not limit the ability of the Company to purchase or otherwise deal in the Series 1999-A Cumulative Preferred Stock to the extent otherwise permitted hereby and by law.

              (h) Amendment. The Amended and Restated Certificate of Incorporation of the Company, as amended, may not be amended in any manner that would materially alter or change the powers, preferences or special rights of the Series 1999-A Cumulative Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding Series 1999-A Cumulative Preferred Stock, voting separately as a class.

              (i) Fractional Shares. Series 1999-A Cumulative Preferred Stock may be issued in whole shares or in any fraction of a share that is one one-thousandth (1/1,000th) of a share or any integral multiple of such fraction, which will entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of Series 1999-A Cumulative Preferred Stock. In lieu of fractional shares, the Company may elect to make a cash payment as provided in that certain Rights Agreement dated as of September 17, 1999, between the Company and Norwest Bank Minnesota, N.A., a national banking association, as rights agent, for fractions of a share smaller than one one-thousandth (1/1,000th) of a share or any integral multiple thereof.

       BE IT FURTHER RESOLVED, that the statements contained in the foregoing resolution creating and designating the said series of Class A Series 1999-A Cumulative Preferred Stock and issuing the number, limited powers, preferences and relative, optional, participating, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics thereof, effective immediately, shall be deemed to be included in and be a part of the Amended and Restated Certificate of Incorporation of the Company pursuant to the provisions of Sections 104 and 151 of the General Corporation Law of the State of Delaware.


Signed on October 20, 1999.


                                          -------------------------------------
                                          Patrick L. Beach
                                          Chairman of the Board of Directors,
                                          President and Chief Executive Officer

                                                                       EXHIBIT B

                            FORM OF RIGHT CERTIFICATE

Certificate No. R-                                             __________ Rights

NOT EXERCISABLE AFTER SEPTEMBER 17, 2009 OR EARLIER IF NOTICE OF REDEMPTION IS GIVEN. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF CAPTEC NET LEASE REALTY, INC., A DELAWARE CORPORATION (THE "COMPANY") AT $0.01 PER RIGHT ON THE TERMS SET FORTH IN THE STOCKHOLDER RIGHTS AGREEMENT BETWEEN THE COMPANY AND NORWEST BANK MINNESOTA, N.A., AS RIGHTS AGENT, DATED AS OF SEPTEMBER 17, 1999 (THE "RIGHTS AGREEMENT"). THE COMPANY WILL MAIL A COPY OF THE RIGHTS AGREEMENT WITHOUT CHARGE TO THE HOLDER OF THIS CERTIFICATE WITHIN FIVE DAYS AFTER THE RECEIPT OF A WRITTEN REQUEST THEREFOR. UNDER CERTAIN CIRCUMSTANCES SPECIFIED IN
SECTION 7(e) OF THE RIGHTS AGREEMENT, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN ASSOCIATE OR AFFILIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID.

                                RIGHT CERTIFICATE

              This certifies that _______________ or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Stockholder Rights Agreement dated as of September 17, 1999 (the "Rights Agreement") between Captec Net Lease Realty, Inc., a Delaware corporation (the "Company"), and Norwest Bank Minnesota, N.A., a national banking association, as rights agent (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as defined in the Rights Agreement) and prior to the close of business on ________ ___, 2009 at the office or offices of the Rights Agent, or its successors as Rights Agent, designated for that purpose, one-thousandth of a fully paid, nonassessable Class A Series 1999-A Cumulative Preferred Stock, par value $.01 per share (the "Preferred Stock"), of the Company, at a purchase price of $___ per one one-thousandth of a share of Preferred Stock (the "Exercise Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and the related Certificate duly executed. The number of Rights evidenced by this Right Certificate (and the number of shares that may be purchased upon exercise thereof) set forth above, and the Exercise Price per share set forth above, are the number and Exercise Price as of _____________, ____, based on the Preferred Stock as constituted at that date.

              Upon the occurrence of a Section 11(a)(ii) Event (as defined in the Rights Agreement), if the Rights evidenced by this Right Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Person (as those terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a Person who, after such transfer, became an Acquiring Person or an Affiliate or Associate of an Acquiring Person, such Rights will become null and void and no holder hereof will have any right with respect to such Rights from and after the occurrence of that Section 11(a)(ii) Event.

              As provided in the Rights Agreement, the Exercise Price and the number of Shares of Preferred Stock or other securities that may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

              This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are incorporated by reference herein and made a part hereof and to which Rights Agreement reference is made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the principal office of the Company and the designated office of the Rights Agent. The Company will mail a copy of the Rights Agreement without charge to the holder of this certificate within five days after the receipt of a written request therefor.

              This Right Certificate, with or without other Right Certificates, upon surrender at the office or offices of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Shares of Preferred Stock as the Rights evidenced by the Right Certificate or Certificates surrendered entitled such holder to purchase. If this Right Certificate is exercised in part, the holder is entitled to receive upon surrender hereof another Right Certificate or Certificates for the number of whole Rights not exercised. If this Right Certificate is exercised in whole or in part pursuant to Section 11(a)(ii) of the Rights Agreement, the holder is entitled to receive this Right Certificate duly marked to indicate that such exercise has occurred as set forth in the Rights Agreement.

              Under certain circumstances, subject to the provisions of the Rights Agreement, the Board of Directors at its option may exchange all or any part of the Rights evidenced by this Certificate for the Company's common stock, par value .01 per share (the "Common Stock"), or Preferred Stock at an exchange ratio (subject to adjustment) of one share of Common Stock for one one-thousandth of a share of Preferred Stock per Right.

              Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Board of Directors at its option at a redemption price of $0.01 per Right (payable in cash, Common Stock or other consideration considered appropriate by the Board of Directors).

              The Company is not obligated to issue fractional shares upon the exercise of any Right or Rights evidenced hereby (other than fractions that are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depository receipts). If the Company elects not to issue such fractional shares, in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

              No holder of this Right Certificate, as such, is entitled to vote or receive dividends or be considered for any purpose the holder of Preferred Stock, Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof, nor will anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate have been exercised as provided in the Rights Agreement.

              This Right Certificate will not be valid or obligatory for any purpose until it has been countersigned by an authorized signatory of the Rights Agent.

              WITNESS the facsimile signature of the proper officers of the Company. Dated as of _________________, ____.


                                                 CAPTEC NET LEASE REALTY, INC.,
                                                 a Delaware corporation

                                                 By:____________________________
                                                 Name:__________________________
                                                 Title:_________________________



Countersigned:

NORWEST BANK MINNESOTA, N.A., a national banking association

By:________________________________
Name:______________________________
Title:_____________________________

                   [Form of Reverse Side of Right Certificate]

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such holder desires to transfer the Right Certificate)

              FOR VALUE RECEIVED _______________ hereby sells, assigns and transfers unto ________________________________________________________________
                  (Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________ as attorney-in-fact, to transfer the Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:__________, ____                       __________________________________
                                                         Signature


Social Security or other identifying
taxpayer number of transferee:


_____________________________________

THE SIGNATURE(S) SHOULD BE GUARANTEED
BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS,
STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS
AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED
SIGNATURE GUARANTEE MEDALLION PROGRAM) PURSUANT
TO S.E.C. RULE 17Ad-15:

                                   CERTIFICATE
                       (Applicable to Form of Assignment)

              The undersigned hereby certifies by checking the appropriate boxes that:

              (1) the Rights evidenced by this Right Certificate [ ] are [ ] are not being transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement); and

              (2) after due inquiry and to the best knowledge of the undersigned, the undersigned [ ]did [ ] did not directly or indirectly acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of any such Person.


Dated:__________, ____                       __________________________________
                                                         Signature


                                     NOTICE

             The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM) PURSUANT TO S.E.C. RULE 17Ad-15:

                          FORM OF ELECTION TO PURCHASE
                      (To be executed if holder desires to
                         exercise the Right Certificate)

To Captec Net Lease Realty, Inc.:

              The undersigned hereby irrevocably elects to exercise ___________ Rights represented by this Right Certificate to purchase the Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of:

--------------------------------------------------------------------------------
                  (Please print name and address of transferee)

Please insert social security
or other identifying taxpayer number:_________________________

              If such number of Rights are not all of the Rights evidenced by this Right Certificate or if the Rights are being exercised pursuant to Section 11(a)(ii) of the Rights Agreement, a new Right Certificate for the balance of such Rights shall be registered in the name of and delivered to:

--------------------------------------------------------------------------------
                  (Please print name and address of transferee)

Please insert social security
or other identifying taxpayer number:_________________________

                                   CERTIFICATE
                  (Applicable to Form of Election to Purchase)

              The undersigned hereby certifies by checking the appropriate boxes that:

              (1) the Rights evidenced by this Right Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement); and

              (2) after due inquiry and to the best knowledge of the undersigned, the undersigned [ ]did [ ] did not directly or indirectly acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of any such Person.


Dated:__________, ____                       __________________________________
                                                         Signature


                                     NOTICE

              The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM) PURSUANT TO S.E.C. RULE 17Ad-15:

                                                                       EXHIBIT C

                          SUMMARY OF RIGHTS TO PURCHASE
                                 PREFERRED STOCK

       On September 17, 1999, the Board of Directors of Captec Net Lease Realty, Inc., a Delaware corporation (the "Company"), adopted a Stockholder Rights Agreement (the "Rights Agreement"). A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement, including the exhibits thereto, is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.

SUMMARY OF THE RIGHTS

       Pursuant to the Rights Agreement, the Board of Directors declared a dividend distribution of one Preferred Stock Purchase Right (a "Right") for each outstanding share of common stock, par value $.01 per share, of the Company (the "Common Stock") to stockholders of record as of the close of business on October 11, 1999 (the "Record Date"). In addition, one Right will automatically attach to each share of Common Stock issued between the Record Date and the Distribution Date (as defined herein). Each Right entitles the registered holder thereof to purchase from the Company a unit (a "Preferred Unit") consisting of one one-thousandth of a share of Class A Series 1999-A Cumulative Preferred Stock, par value $.01 per share (the "Preferred Stock"), at a cash exercise price of $45.00 per Preferred Unit (the "Exercise Price"), subject to adjustment.

       Initially, the Rights are not exercisable and are attached to and trade with the Common Stock outstanding as of, and all Common Stock issued after, the Record Date. The Rights will separate from the Common Stock, separate certificates will be distributed to holders of the Common Stock and the Rights will become exercisable upon the earlier of (i) the close of business on the 10th calendar day following the first public announcement (the date of that announcement, the "Stock Acquisition Date") that a person or a group of affiliated or associated persons has acquired beneficial ownership of 15% or more of the outstanding Common Stock (an "Acquiring Person"), or (ii) the close of business on the 10th business day following the commencement of a tender offer or exchange offer that would result, upon its consummation, in a person or group becoming the beneficial owner of 15% or more of the outstanding Common Stock (the earlier of (i) and (ii), the "Distribution Date"). The Rights Agreement exempts from the definition of Acquiring Person any person who the Board of Directors determines acquired in excess of 15% of the Common Stock inadvertently, if that person promptly divests itself of enough Common Stock to reduce the number of shares beneficially owned by that person to below the 15% threshold. In addition, FREAM No. 17 LLC will not become an Acquiring Person solely as a result of an acquisition of shares acquired under its agreements entered into with the Company in March 1999.

       Until the Distribution Date (or the earlier redemption, exchange or expiration of the Rights): (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with those Common Stock certificates, (ii) new Common Stock certificates issued after the Record Date will include a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificate for Common Stock will also constitute the transfer of the Rights associated with the Common Stock represented by that certificate.

       The Rights are not exercisable until the Distribution Date and will expire at the close of business on September 17, 2009, unless previously redeemed or exchanged by the Company as described below.

       As soon as practicable after the Distribution Date, Right Certificates will be mailed to holders of record of Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Right Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only Common Stock issued prior to the Distribution Date will be issued with Rights.

       If a Stock Acquisition Date occurs, provision will be made so that each holder of a Right (other than an Acquiring Person or associates or affiliates thereof, whose Rights will become null and void) thereafter has the right to receive upon exercise that number of Preferred Units having a market value of two times the exercise price of the Right (that right being referred to as the "Subscription Right"). If, at any time following the Stock Acquisition Date: (i) the Company consolidates with, or merges with and into, any Acquiring Person or any associate or affiliate thereof, and the Company is not the continuing or surviving corporation, (ii) any Acquiring Person or any associate or affiliate thereof consolidates with the Company, or merges with and into the Company and the Company is the continuing or surviving corporation of that merger and, in connection with that merger, all or part of the Common Stock is changed into or exchanged for stock or other securities of any other person or cash or any other property, or (iii) 50% or more of the Company's assets or earning power is sold, mortgaged or otherwise transferred, each holder of a Right will thereafter have the right to receive, upon exercise, capital stock of the acquiring company having a market value equal to two times the exercise price of the Right (that right being referred to as the "Merger Right"). Each holder of a Right will continue to have the Merger Right whether or not that holder has exercised the Subscription Right, but Rights that are or were beneficially owned by an Acquiring Person may (under certain circumstances specified in the Rights Agreement) become null and void.

       At any time after a Stock Acquisition Date occurs, the Board of Directors may, at its option, exchange Common Stock or Preferred Units for all or any part of the then outstanding and exercisable Rights (which excludes Rights held by an Acquiring Person) at an exchange ratio of one share of Common Stock or one Preferred Unit per Right. However, the Board of Directors generally will not be empowered to effect any such exchange at any time after any person becomes the beneficial owner of 50% or more of the Common Stock.

       The Exercise Price payable, and the number of Preferred Units or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a share dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the


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


current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to in (i) and (ii)).

       With certain exceptions, no adjustment in the Exercise Price will be required until cumulative adjustments amount to at least 1% of the Exercise Price. The Company is not obligated to issue fractional Preferred Units. If the Company elects not to issue fractional Preferred Units, in lieu thereof an adjustment in cash will be made based on the fair market value of the Preferred Stock on the last trading date prior to the date of exercise.

       The Rights may be redeemed in whole, but not in part, at a price of $0.01 per Right (payable in cash, Common Stock or other consideration considered appropriate by the Board of Directors) by the Board of Directors only until the earlier of (i) the close of business on the calendar day after the Stock Acquisition Date, and (ii) the expiration date of the Rights Agreement. Immediately upon any action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and thereafter the only right of the holders of Rights will be to receive the redemption price.

       The Rights Agreement may be amended by the Board of Directors in its sole discretion until the earlier of the Distribution Date and the date on which the rights become nonredeemable, as described above. After the earlier of those two dates, the Board of Directors may, subject to certain limitations set forth in the Rights Agreement, amend the Rights Agreement only to cure any ambiguity, defect or inconsistency, to shorten or lengthen any time period, or to make changes that do not adversely affect the interests of Rights holders (excluding the interests of an Acquiring Person or associates or affiliates thereof).

       Until a Right is exercised, the holder will have no rights as a stockholder of the Company (beyond those as an existing stockholder), including the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income if the Rights become exercisable for Preferred Units, other securities of the Company or other consideration, or for Common Stock of an acquiring company.

DESCRIPTION OF PREFERRED STOCK

       The Preferred Stock that may be acquired upon exercise of the Rights will not be redeemable and will generally rank on par with any other outstanding Preferred Stock of the Company. Each Preferred Unit will have a preferential quarterly dividend of the greater of (i) $.001 per Preferred Unit, and (ii) an amount equal to any higher dividend per share declared on the Common Stock.

       If the Company liquidates, each holder of a Preferred Unit will receive a preferred liquidation payment equal to the greater of (i) $1.00 per Preferred Unit, and (ii) an amount equal to the amount distributed on each Share of Common Stock.


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       Each share of the Preferred Stock will entitle the holder thereof to
1,000 votes on all matters submitted to a vote of the stockholders of the Company, subject to adjustment under certain circumstances. Except as otherwise provided by law the holders of the Preferred Stock, the Common Stock and any other capital stock of the Company possessing general voting rights will vote as a single class. In the event of an arrearage in payment of two quarterly dividends (regardless of whether declared by the Board of Directors) the Board of Directors will increase by two directors to be elected by the holders of outstanding shares of the Preferred Stock.

       On any merger, consolidation or other transaction in which Common Stock is exchanged, each Preferred Unit will be entitled to receive the per share amount paid in respect of each share of Common Stock.

       The rights of holders of the Preferred Stock to dividends and upon liquidation, and in connection with mergers and consolidations, are protected by customary anti-dilution provisions.

       Because of the nature of the Preferred Stock dividend and liquidation rights, the economic value of each Preferred Unit issuable upon the exercise of a Right should approximate the economic value of a share of Common Stock.






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